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Exhibit (8)(g)(3): Amendment No. 1 to the Participation Agreement by and among
                   Companion Life Insurance Company, T. Rowe Price International Series, Inc., T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price Investment Services, Inc.

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                  AMENDMENT NUMBER 1 TO PARTICIPATION AGREEMENT

     This Amendment Number 1 (the "Amendment") to the Participation Agreement defined below is made and entered into as of the 20th day of August, 2003, by and among COMPANION LIFE INSURANCE COMPANY, a New York life insurance company, (hereinafter the "Company"), on its own behalf and on behalf of each segregated asset account of the Company identified in the Participation Agreement (each such account hereinafter referred to as the "Account"), T. ROWE PRICE INTERNATIONAL SERIES, INC., T. ROWE PRICE EQUITY SERIES, INC., T. ROWE PRICE FIXED INCOME SERIES, INC., each a corporation organized under the laws of Maryland (each fund hereafter referred to as the "Fund") and T. ROWE PRICE INVESTMENT SERVICES, INC., a Maryland corporation (hereinafter the "Underwriter").

                             PRELIMINARY STATEMENTS
                             ----------------------

1. The Company, the Fund and the Underwriter have entered into a Participation Agreement dated as of February 22, 1995, as such agreement may be amended from time to time (the "Participation Agreement").

2.   The parties desire to amend Section 1.10 of the Participation Agreement.

                                    AGREEMENT
                                    ---------

In consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Underwriter agree to amend the Participation Agreement as follows:

1. Section 1.10 of the Participation Agreement is deleted and replaced in its entirety with the following:

          "1.10. The Fund shall make the net asset value per share for each Designated Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Baltimore time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Baltimore time. The Fund shall report any material error in the calculation or reporting of net asset value per share to the Company promptly upon discovery, and shall adjust the number of shares purchased or redeemed for the Account to reflect the correct net asset value per share."

2. Except as expressly provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.

3. This Amendment may be amended only by written instrument executed by each party hereto.

4.   This Amendment shall be effective as of the date written above.

5. Any number of counterparts of this Amendment may be executed and each such executed counterpart shall be deemed an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

COMPANY:

COMPANION LIFE INSURANCE COMPANY
By its authorized officer


By:    /s/ Richard A. Witt
   -------------------------------------
Title: Assistant Treasurer
Date:

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UNDERWRITER:

T. ROWE PRICE INVESTMENT SERVICES, INC.
By its authorized officer


By:    /s/ Darrell N. Braman
   -------------------------------------
Title: Vice President
Date:  8/20/03

FUNDS:

T. ROWE PRICE EQUITY SERIES, INC.
By its authorized officer


By:    /s/ Henry H. Hopkins
   -------------------------------------
Title: Vice President
Date:  8/21/03

T. ROWE PRICE FIXED INCOME SERIES, INC.
By its authorized officer


By:    /s/ Henry H. Hopkins
   -------------------------------------
Title: Vice President
Date:  8/21/03

T. ROWE PRICE INTERNATIONAL SERIES, INC.
By its authorized officer


By:    /s/ Henry H. Hopkins
   -------------------------------------
Title: Vice President
Date:  8/21/03